PRODUCT DEVELOPMENT AND LICENSING AGREEMENT

     This Product Development and Licensing Agreement (the "New Agreement") is entered into this 4th day of May, 2001 by and among ViewBeam Technology, L.L.C., (formerly known as Advanced Display Technologies, L.L.C., known as "ADT"), a California Limited Liability Company, (hereinafter referred to as "VBT") and NCT Video Displays, Inc., a Delaware Corporation, (hereinafter referred to as NCTGV". In consideration of the mutual representations, covenants, and conditions set forth below, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows, intending to be legally bound.

                           INCORPORATION BY REFERENCE

     The parties agree to incorporate by reference and be legally bound by all provisions of a previous contract entitled Product Development and License Agreement (hereinafter referred to as the "Previous Contract") dated 28th day of September, 2000 which is attached hereto and made an integral part of this contract except for the following terms which replace those in the previous contract:

ARTICLE 1: DEFINITION OF TERMS:

1.01 a. All references to ADT in the Previous Contract as a "Party" are to be replaced by VBT and references in the Previous Contract to ADT and NCTGV collectively as "Parties" are to be replaced by VBT and NCTGV.

1.01. e. The definition of "field of use" in the Previous Contract is replaced with the following definition: "Field of Use" means the fields to which the exclusive license granted to NCTGV under this Agreement are restricted. The Field of Use is restricted to: Outdoor billboards at locations such as retail malls, hospitals, movie theater lobbies, stores and similar locals, indoor retail billboards, commercial advertising at retail locations, retail kiosks, and commercial micro-broadcasting. There is no commitment that the technology can support billboards that exceed 72 inches diagonally in size.

ARTICLE 2: SCOPE OF DEVELOPMENT WORK:

2.01 General: The last sentence of the Previous Contract for this section is eliminated and replaced by the following sentence: VBT will use its best efforts to produce a design where the bill of material cost does not exceed $350 and also to minimize Total Cost.

ARTICLE 3: DEVELOPMENT FEE:

3.01 The Development Fee: In consideration of VBT's completion of the Development Work under the Statement of Work, NCTGV shall pay VBT the Development Fee of $1,035,000 according to the following installment schedule:

               (a) The first $100,000 has already been paid

               (b) Execution of this New Agreement:   $  35,000.00

               (b) May 31, 2001                         100,000.00

               (c) Execution of Statement of Work       250,000.00

               (d) Completion of Prototype              250,000.00

               (e) Completion of Production Design
                       for the Licensed Product         300,000.00

            The parties agree that the last sentence in the Previous Contract of
            Article 3: Development Fee regarding good faith negotiations "...for the development of a projector product for use in the Fields of Use and the Home Theater Fields of Use" are not applicable and have no meaning under this New Agreement.

ARTICLE 6: DISCLOSURE OF TECHNOLOGY AND GRANT OF FIELD OF USE LICENSE

6.02 (b) Failure to Exploit The first sentence of the Previous Contract is deleted and replaced by the following sentence: If the bill of material costs does not exceed $350 and if neither NCTGV, nor any Sublicensed Manufacturer of NCTGV, makes a Licensed Product commercially available for sale within fifteen (15) months of the date of completion by VBT of a production design for the Licensed Product, the exclusivity of the Field of Use License granted hereunder shall automatically terminate.

EXHIBIT 1 - Exhibit 1 to this New Contract replaces Exhibit 1 of the Previous
            Contract.

EXHIBIT 2 - Exhibit 2 of this New Contract replaces Exhibit 2 to the Previous
            Contract.

LETTER ADDENDUM

     The Letter Addendum to the Previous Contract dated September 28, 2000 is not applicable to the New Contract and is rescinded in all legal respects.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date set forth in the first paragraph, above.

ViewBeam Technology, L.L.C.


By:/s/PHILIP B. EATHERTON
-------------------------------------------------
   Philip B. Eatherton, President
   Advanced Laser Technologies, Inc., Manager
   ViewBeam Technology, L.L.C. (VBT) formerly known as
   Advanced Display Technologies, L.L.C.


NCT Video Displays, Inc.



By:/s/ MICHAEL J. PARRELLA
--------------------------------------------------
   Michael J. Parrella, Chief Executive Officer
   NCT Video Displays, Inc. (NCTGV)

                                    EXHIBIT 1



Licensed Technology:

Technology and any improvements or extensions thereof related to devices for scanning a laser or light beam across a surface using any of the techniques or methods described in or covered by the following patents and patent applications:


U.S. Patents & and Allowed Applications:

5,166,944   11/24/92    Laser beam scanning apparatus and method
5,646,786    7/08/97    Laser beam scanning apparatus with diode array
6,008,925   12/28/99    Light beam scanning apparatus and method
09\200,548  Allowed     Light beam mixer
09\169,163  Allowed     Light beam display

U.S. Patent Applications:

09/551,918   4/19/00    Light Beam Mixer (additional claims 30-70)

International Patents/Applications:

PCT/US92/04734, European Patent Office No. 0593538, (issued with no opposition) associated with U.S. Patent No's 5,166,944, 5,646,786 and 6,008,925 (Validated for Austria, Belgium, Switzerland, Germany, Denmark, Spain, France, the United Kingdom, Greece, Italy, Luxemburg, Monaco, the Netherlands, and Sweden)
Canadian No. 2,110,816
Australian Patent No. 655658
Taiwan Patent No. NI-67739;
Japanese Application No. 5-500662.
International Patent Application No. PCT/US99/23414 associated with U.S. No. 09/169,163.
International Patent Application No. PCT/U.S. 99/27/663 associated with U.S. No. 09/200,548
Including Argentina, Pakistan, Taiwan and EPO Islands and/or such supplemental patents or Patent Cooperation Treaty registration as are prepared there under.

                                    EXHIBIT 2


Specifications:

a. A full color digital monitor displaying images originating from red, green and blue Light Emitting Diodes (LEDs).

b. Screen size of 45 inches or greater measured diagonally, not to exceed 72 inches.

c. The greater of image resolution of 1280 horizontal pixels by 768 vertical pixels or HDTV quality.

d. Received video input from a DVD player via composite video, or from SVHS (S-Video) interface.